Exhibit 99.1

       American Software Reports Third Quarter Fiscal Year 2004 Results

              46% Increase in Third Quarter Operating Income and

       9% Increase in Third Quarter License Fees Compared to Last Year

    ATLANTA, Feb. 18 /PRNewswire-FirstCall/ -- American Software, Inc. (Nasdaq: AMSWA) today reported its financial results for the third quarter of fiscal year 2004, marking the twelfth consecutive quarter of profitability and positive cash flow.
    Income from continuing operations for the third quarter increased 87% compared to the same quarter last year to approximately $2.1 million, or earnings per share (diluted) from continuing operations of $0.08 compared to income from continuing operations of approximately $1.1 million, or earnings per share (diluted) from continuing operations of $0.05 for the comparable period a year ago. Total revenues for the third quarter were $14.6 million compared to $14.9 million the same quarter last year. For the third quarter, software license fees were $3.8 million up from $3.5 million during the same period last year. Services and other revenues were $6.3 million compared to $6.5 million for the same period last year. Maintenance revenues were $4.5 million compared to $4.9 million during the same period last year. Operating income was $1.5 million for the third quarter of fiscal 2004 compared to $1.0 million during the same period last year.
    Total revenues for the nine months ended January 31, 2004 were $41.3 million compared to $44.3 million for the comparable period last year. Software license fees for the nine-month period were $9.4 million compared to $9.1 million in the same period last year. Services and other revenues were $18.2 million compared to $20.2 million in the same period last year. Maintenance revenues were $13.6 million compared to $15.0 million in the same period last year. For the nine months ended January 31, 2004, the Company reported operating income of $3.5 million compared to $2.9 million the previous year period and a 50% increase in income from continuing operations of approximately $5.5 million or earnings per share (diluted) of $0.22, compared to income from continuing operations of $3.7 million or earnings per share (diluted) of $0.16 in the first nine months of fiscal 2003.
    "This quarter represents our twelfth consecutive quarter of profitability and positive cash flow," stated James C. Edenfield, president and CEO of American Software. "Our sustained profitability contrasts with the shortfalls that have plagued other enterprise solutions providers. Our ability to achieve such a strong and consistent relative performance has been driven by the value our solutions bring to both new customers and our loyal customer base."
    The overall financial condition of the Company remains strong, with cash and investments of approximately $66.5 million and zero debt as of January 31, 2004. The Company's cash and investment position increased by approximately $3.6 million sequentially from October 31, 2003 and $8.4 million compared to January 31, 2003. During the third quarter, the Company paid a $.06 cent per share quarterly dividend for a total of $1.4 million and purchased approximately 60,000 of its shares on the open market under the current stock buyback program at a cost of approximately $377,000. There are approximately
1.75 million shares remaining to purchase under the total authorization of
4.2 million shares.

    Highlights for the third quarter of fiscal year 2004 include:

    Customers

     * Notable new and existing customers placing orders with the Company in the third quarter of fiscal year 2004 include: Aspen Pet Products, Caremark, Delco Remy International, Inc., Harley Davidson, Malt-O-Meal, Northwest Airlines, Reliable Sprinkler, Rich-Seapak, Inc., Saks Incorporated, Standard Motor Products, West Pharmaceutical, Williamson-Dickie Manufacturing Company, U.S. Can Company, and a well known branded apparel company.

     * The Company's 86% owned subsidiary, Logility, Inc. (Nasdaq: LGTY), announced that Aspen Pet Products, a private manufacturer of high quality pet care products, has selected Logility Voyager Solutions(TM) to improve inventory management, increase forecast accuracy and enable collaboration between sales and marketing.

     * Malt-O-Meal Company, the nation's fifth largest cereal manufacturer and supplier of a full line of branded bagged cereals and private label cereals to the grocery industry, has extended its use of Logility Voyager Solutions(TM) to include Transportation Planning and Management with Internet-enabled carrier collaboration. The additional Logility software creates an opportunity to extend the supply chain benefits Malt-O-Meal has already received from Logility Voyager Demand, Inventory and Replenishment Planning.

     * Katun Corporation, the world's leading alternative supplier of imaging supplies, has implemented Logility Voyager Solutions(TM) on time and on budget to streamline global sales and operations planning (S&OP). Katun chose Logility Voyager Collaborate(TM) software to support a collaborative S&OP process that includes participation from sales, finance, manufacturing, distribution and marketing.

     * During the quarter, the Company's subsidiary New Generation Computing Inc. (NGC) sold its global sourcing suite, e-SPS, to a major furniture manufacturer. Furniture manufacturers are undergoing a major shift in production from USA based production to global imports from South America and Asia. The furniture industry, like many industries is struggling with Speed to Market and Visibility into its shifting sources of production.

     * The Company announced that Reliable Automatic Sprinkler has licensed its Logistics, Financial and Manufacturing systems to run on Reliable's upgraded IBM eServer iSeries(tm) platform. Reliable has been a customer since 1992, operating the software on various IBM AS/400(tm) platforms.

     * The Company announced that Caremark, Inc. licensed its Purchasing and Materials Management, Forecasting, Inventory Planning, Accounts Payable, Capital Projects and Fixed Assets systems to run on Caremark's upgraded IBM eServer zSeries(tm) mainframe platform.

     * U.S. Can Company licensed additional components of the Company's e-Application suite of Web-based products to enable U.S. Can to conduct business seamlessly over the Internet utilizing both the Company's IBM eServer iSeries(tm) based ERP solutions and its Web-based e-commerce applications.

    Products and Technology

     * Logility announced Connections 2004: Supply Chain Reality: Real World, Real Time, Real Results, to be held March 24-26, 2004 in Atlanta at the Georgia Tech Hotel and Conference Center. The event offers attendees the opportunity to learn from others' real-world experiences and equip themselves for the next wave of demand-driven supply chain challenges including global sourcing, collaborative relationships, Radio Frequency Identification (RFID) and real-time performance management. The conference program features an executive panel and best practices panel on successful strategies for tackling today's business challenges and deploying supply chain management solutions to drive value; breakout sessions featuring successful Logility Voyager Solutions(TM) deployments with speakers representing every major industry; industry perspectives from the publisher of Consumer Goods Technology magazine and AMR Research; and a Solution Center for face-to-face access to Logility experts and complementary solutions.

     * The January 2004 issue of Consumer Goods Technology named Logility the number one supply chain company in customer experience. The magazine also listed Logility in top positions for supply chain planning and supply chain execution. The rankings are based on results from a reader survey conducted in late 2003.

     * RIS News Leaderboard 2003, an elite gathering of the retail industry's top software vendors, included Logility in top positions for ease of implementation and return on investment. The rankings are based on results from a reader survey conducted in late 2003.

     * Logility completed the second webcast in its Supply Chain Power Hour series, an educational series designed to illustrate how companies can use technology to address challenging supply chain business issues. The webcast, "RFID: Tag, You're It," addressed how to incorporate RFID technology within an organization to drive efficiency and cost savings, and Logility's plans to support full RFID compliance across its demand management, supply chain planning, transportation and warehouse management solutions. Speakers participated from the Uniform Code Council, Symbol Technologies, Logility and co-sponsor IBM.

     * New Generation Computing Inc., the Company's wholly-owned subsidiary, announced the planned release its new e-PDM offering -- Internet Product Development Manager. e-PDM will expand upon traditional product data management software and bring design, merchandising, product development, sourcing and manufacturing professionals advanced tools needed to accelerate speed and to manage the entire apparel and consumer product lifecycle. Companies that make or source products will be able to collaboratively develop products quickly and efficiently with e-PDM. e-PDM will be offered as a standalone product or can be a tightly integrated component of the widely used NGC global sourcing suite, e-SPS.

    About American Software, Inc.
    Headquartered in Atlanta, American Software develops, markets and supports one of the industry's most comprehensive offering of integrated business applications, including enterprise-wide, supply chain management, Internet commerce, financial, warehouse management and manufacturing packages. e-Intelliprise(TM) is a total ERP/supply chain management suite, which leverages Internet connectivity and includes multiple manufacturing methodologies. American Software owns 86% of Logility, Inc. (Nasdaq: LGTY), a leading supplier of collaborative solutions to optimize the supply chain. Logility is proud to serve such customers as Continental Tire North America, Huhtamaki UK, Mill's Pride, Pernod-Ricard, Sigma Aldrich, VF Corporation and xpedx. New Generation Computing Inc. (NGC), a wholly-owned subsidiary of American Software, is a global software company that has 25 years of experience developing and marketing business applications for apparel manufacturers, brand managers, retailers and importers. Headquartered in Miami, NGC has sales offices worldwide and clients that include Dick's Sporting Goods, Wilsons Leather, Kellwood, Hugo Boss, Russell Corp., Ralph Lauren Childrenswear, Haggar Clothing Company, Maidenform, William Carter and VF Corporation. For more information on the Company, contact: American Software, 470 East Paces Ferry Rd., Atlanta, GA 30305 (800) 726-2946.
(404) 261-4381. FAX: (404) 264-5206 INTERNET: www.amsoftware.com or E-mail: ask@amsoftware.com

    Forward Looking Statements
    This press release contains forward-looking statements that are subject to substantial risks and uncertainties. There are a number of factors that could cause actual results to differ materially from those anticipated by statements made herein. These factors include, but are not limited to, changes in general economic conditions, technology and the market for the Company's products and services including economic conditions within the e-commerce markets; the timely availability and market acceptance of these products and services; the effect of competitive products and pricing; the uncertainty of the viability and effectiveness of strategic alliances; and the irregular pattern of the Company's revenues. For further information about risks the Company could experience as well as other information, please refer to the Company's Form 10-K for the year ended April 30, 2003 and other reports and documents subsequently filed with the Securities and Exchange Commission. For more information, contact: Vincent C. Klinges, Chief Financial Officer, American Software, Inc., (404) 264-5477 or fax: (404) 237-8868.

    e-Intelliprise is a trademark of American Software and Logility Voyager Solutions is a trademark of Logility. Other products mentioned in this document are registered, trademarked or service marked by their respective owners.

                             AMERICAN SOFTWARE, INC.
                      Consolidated Statements of Operations
                      (In thousands, except per share data)
                                   (Unaudited)

                                   Third Quarter Ended    Nine Months Ended
                                       January 31,           January 31,
                                                   Pct                   Pct
                                    2004    2003   Chg.   2004    2003   Chg.
    Revenues:
      License                      $3,823  $3,496    9%  $9,396  $9,101    3%
      Services & other              6,277   6,545   (4%) 18,244  20,160  (10%)
      Maintenance                   4,541   4,893   (7%) 13,633  15,021   (9%)
        Total Revenues             14,641  14,934   (2%) 41,273  44,282   (7%)

    Cost of Revenues:
      License                       1,103   1,185   (7%)  3,268   3,062    7%
      Services & other              4,502   4,817   (7%) 12,375  14,154  (13%)
      Maintenance                   1,118   1,323  (15%)  3,508   4,329  (19%)
        Total Cost of Revenues      6,723   7,325   (8%) 19,151  21,545  (11%)
    Gross Margin                    7,918   7,609    4%  22,122  22,737   (3%)
    Operating expenses:
      Research and development      1,885   1,915   (2%)  5,824   6,183   (6%)
      Less: capitalized
       development                   (826)   (685)  21%  (2,532) (2,256)  12%
      Sales and marketing           2,899   2,807    3%   8,448   8,634   (2%)
      General and administrative    2,449   2,464   (1%)  6,726   6,888   (2%)
      Provision for doubtful
       accounts                        45     107  (58%)    166     353  (53%)

        Total operating expenses    6,452   6,608   (2%) 18,632  19,802   (6%)
    Operating income                1,466   1,001   46%   3,490   2,935   19%
      Interest income                 302     291    4%     879     957   (8%)
      Other, net                      453     (61)   nm   1,365     (99)   nm
      Minority interest              (160)   (127)  26%    (238)   (138)  72%
    Income from continuing
     operations before income
      taxes                         2,061   1,104   87%   5,496   3,655   50%
         Income taxes                 -       -       -     -       -       -
    Income from continuing
     operations                     2,061   1,104   87%   5,496   3,655   50%
    Discontinued Operations:
      Gain on sale of discontinued
       segment                        -       557     -     -     1,482     -
    Net Earnings                   $2,061  $1,661   24%  $5,496  $5,137    7%

    Earnings per common share:
      Basic:
        Continuing operations       $0.09   $0.05   80%   $0.24   $0.16   50%
        Discontinued operations       -      0.02     -     -      0.07     -
                                    $0.09   $0.07   29%   $0.24   $0.23    4%
      Diluted:
        Continuing operations       $0.08   $0.05   60%   $0.22   $0.16   38%
        Discontinued operations       -      0.02     -     -      0.06     -
                                    $0.08   $0.07   14%   $0.22   $0.22    0%

    Weighted average common shares
     outstanding
        Basic                      22,947  22,342        22,655  22,483
        Diluted                    25,055  22,932        24,571  23,142

    nm- not meaningful


             Consolidated Balance Sheet Information
                        (in thousands)
                          (Unaudited)
                                                           January 31,
                                                     2004              2003

    Cash and Short & Long term investments         $66,490           $58,043
    Accounts Receivable:
       Billed                                        6,529             7,901
       Unbilled                                      2,380             3,271
    Total Accounts Receivable, net                   8,909            11,172
    Prepaids & Other                                 1,129             1,355
    Non-current Assets                              21,043            22,743
         Total Assets                              $97,571           $93,313

    Accounts Payable                                $1,374              $793
    Other Current Liabilities                        5,501             7,306
    Deferred Revenues                                9,250            10,225
    Minority Interest                                4,533             4,070
    Shareholders' Equity                            76,913            70,919
         Total Liabilities & Shareholders' Equity  $97,571           $93,313

SOURCE  American Software, Inc.
    -0-                             02/18/2004
    /CONTACT: Vincent C. Klinges, Chief Financial Officer of American Software, Inc., +1-404-264-5477/
    /Company News On-Call: http://www.prnewswire.com/comp/048263.html/ /Web site: http://www.amsoftware.com /
    (AMSWA LGTY)

CO:  American Software, Inc.
ST:  Georgia
IN:  CPR MLM
SU:  ERN